Exhibit 99.1

Primus Telecommunications Group, Incorporated

Reports Fourth Quarter and Full Year 2012 Results

•	Q4 Revenue of $63.3MM; Adjusted EBITDA of $11.1MM; Normalized Adjusted EBITDA of $11.7MM

•	Data Center Revenue of $9.1MM, up 12.6%; Normalized Adjusted EBITDA of $3.3MM

•	Created BLACKIRON Data Legal Entity

•	North America Telecom Revenue of $54.2MM, Normalized Adjusted EBITDA of $10.8MM

•	Profitability Improving through Higher-Margin Revenue, Cost Reductions

•	Paid Down $119.0 MM in Debt, Returned $55.3 MM to Shareholders in 2012

•	Corporate Expense Annual Run-Rate Reduced to Approximately $8.0MM at Year-End

MCLEAN, VA – (MARKET WIRE) – March 13, 2013 – Primus Telecommunications Group, Incorporated (“PTGi”) (NYSE: PTGI), a global facilities-based integrated provider of advanced telecommunications products and services, announced results for the fourth quarter and full year ended December 31, 2012.

2012 Key Accomplishments

•	Completed sale of Australia operations for $AUD 192.4 million

•	Returned $55.3 million in capital to shareholders through the payment of special dividends

•	Repurchased $119.0 million of 10% Senior Secured Notes, reducing indebtedness to 46% of capital by year-end

•	Built and opened Toronto DC3 data center, Canada’s first and only multi-tenant data center to be awarded Uptime Institute’s Tier III Certification for Design and Construction

•	Launched a Hosted PBX suite of call center services delivering expanded solutions for small businesses

•	Evolved Cloud Computing Portfolio with an enhanced security and backup offering

•	Expanded Primus Canada’s Ethernet-First–Mile offering, from 3 to 7 of Canada’s larger cities, extending the company’s facilities-based Ethernet strategy

Peter D. Aquino, Executive Chairman, stated, “2012 was a pivotal year for PTGi, transforming the company by divesting our Australia operations, refocusing our strategic efforts on North America, applying the proceeds from the Australia sale to the repurchase of a majority of our 10% Notes, significantly reducing our indebtedness, and returning capital to shareholders through the payment of special dividends. We have a great management team headed by a newly promoted CEO with a keen focus on expanding our data center, metro fiber, and data services assets.”

Consolidated Results

Continuing PTGi operations, including Canada and U.S. Retail, are presented below. Results from the Australian operations, as well as from PTGi’s International Carrier Services segment are classified as discontinued for all periods presented.

Net revenue was $63.3 million, a decrease of 9.5% from $69.9 million in the fourth quarter of 2011. The impact of foreign currency was an increase of $1.7 million. On a constant currency basis, net revenue decreased 12.0%. The primary driver of the decrease in revenue is a decline in local and long distance.

Net revenue less cost of revenue was $35.3 million, or 55.8% of net revenue, compared to $36.2 million, or 51.8% of net revenue, in the fourth quarter of 2011. Excluding a $2.7 million one-time adjustment related to harmonized sales taxes (“HST”) in Canada, net revenue less cost of revenue was $32.6 million, or 51.5% of net revenue, in the fourth quarter of 2012. The impact of foreign currency translation was an increase of $1.0 million.

On a constant currency basis, net revenue less cost of revenue decreased primarily due to lower revenue from local and long distance services offset, in part, by increased revenue from growth service offerings, such as data center and hosted phone.

Selling, general and administrative (“SG&A”) expense was $24.3 million, or 38.5% of net revenue, compared to $26.6 million, or 38.1% of net revenue in the fourth quarter of 2011. Excluding $3.1 million of severance and other non-recurring costs, SG&A was $21.3 million, or 33.6% of revenue. Management continues to focus on reducing overhead to an optimum level to support continuing PTGi operations, removing over $6.0 million of run rate corporate expense during 2012.

Income (loss) from operations was ($7.1) million, or (11.3%) of revenue, compared to $14.1 million, or 20.2% of revenue in the fourth quarter of 2011. The decrease is due to a $13.0 million net gain in fourth quarter 2011 primarily relating to the sale of Canadian spectrum and a $10.0 million impairment of the Primus trade name taken in fourth quarter 2012 as a result of rebranding the data center business to BLACKIRON Data.

Adjusted EBITDA was $11.1 million, or 17.6% of net revenue, compared to $10.7 million, or 15.3% of net revenue, in the fourth quarter of 2011. Excluding severance and other non-recurring costs, Normalized Adjusted EBITDA was $11.7 million, or 18.4% of net revenue, compared to $11.2 million, or 16.0% of net revenue in the fourth quarter of 2011. The year-over-year impact of foreign exchange translation was an increase of $0.5 million. On a constant currency basis, the increase in Normalized Adjusted EBITDA was primarily attributable to targeted reductions in corporate overhead expenses and greater contribution from growth service offerings.

Net loss was $9.1 million, or $(0.65) per basic and diluted common share, compared to $3.1 million, or $(0.23) per basic and diluted common share, in the fourth quarter 2011. The number of shares outstanding used to calculate basic and diluted earnings per common share in the fourth quarter of 2012 was 13.9 million, compared to 13.7 million for basic and diluted earnings per common share in the fourth quarter of 2011.

Andrew Day, PTGi’s President and CEO, stated, “Fourth quarter 2012 results were solid, demonstrating consistency in Adjusted EBITDA and cash flow delivery as we executed as planned, continued to invest in high return facilities-based assets, and maximized profitability from our off-net revenue streams. Strong revenue performances from both BLACKIRON Data and North America Telecom, coupled with continued corporate downsizing resulted in Adjusted EBITDA margin expansion. With Toronto DC3 up and running, we turned our attention to expanding our Edmonton data center. Moving ahead into 2013, we remain focused on selectively investing in our data center, cloud, hosted phone and metro fiber networks. We continue to focus on our sales and marketing spend to drive revenue while further reducing corporate expenses to expand operating leverage. Our objectives are to generate strong return on assets and consistent positive cash flow.”

Segment Results

As a reminder, PTGi is now reporting results from continuing operations in two segments: BLACKIRON Data, a ‘pure-play’ data center business highlighting results from the company’s 8 state-of-the-art facilities throughout Canada, offering colocation, managed services, and cloud platforms to medium and large enterprises; and North America Telecom, highlighting Primus Canada’s competitive telecom suite of voice and data services for consumers and small to medium businesses, as well US Retail operations.

BLACKIRON Data

•

Net revenue was $9.1 million, an increase of 12.6% from $8.1 million in the fourth quarter of 2011. On a constant currency basis, net revenue increased 9.1%. Contributing to the net revenue increase was continued growth in colocation, network connectivity and managed/cloud services. During the quarter, PTGi began the expansion of its world-class Edmonton, Alberta data center that will add an additional 4,000 square feet of built capacity.

•

Adjusted EBITDA was $3.1 million, a decrease of 1.0% from $3.2 million in the fourth quarter of 2011. On a constant currency basis Adjusted EBITDA declined 4.1%. Excluding non-recurring expenses, Normalized Adjusted EBITDA was $3.3 million, an increase of 4.5%. Sales and marketing increased in the fourth quarter of 2012 to better support revenue growth and the branding efforts of BLACKIRON as a separate legal entity.

•	Capital expenditures were $4.4 million, compared to $3.9 million in the fourth quarter of 2011. Fourth quarter 2012 capital was primarily focused on initiating expansion of the Edmonton data center.

North America Telecom

•

Net revenue was $54.2 million, a decrease of 12.3% from $61.9 million in the fourth quarter of 2011. On a constant currency basis, net revenue decreased 14.7%. The decrease in net revenue is due primarily to declines in local and long distance services.

•

Adjusted EBITDA was $13.4 million, an increase of 9.3% from $12.3 million in the fourth quarter 2011. Excluding a $2.7 million one-time adjustment related to harmonized sales taxes (“HST”) in Canada and non-recurring expenses, Normalized Adjusted EBITDA was $10.8 million, a 3.3% decrease from fourth quarter 2011 Normalized Adjusted EBITDA of $11.2 million. The decrease is primarily attributable to the decline in operating segment revenue.

•

Capital expenditures were $2.2 million in the fourth quarter of 2012, compared to $2.4 million in the fourth quarter of 2011. The expenditures are mainly for expansion of growth services capabilities, customer premise equipment and network and information system infrastructure maintenance.

Balance Sheet, Liquidity and Capital Resources

PTGi ended the fourth quarter 2012 with $23.2 million in cash and cash equivalents, down from $66.0 million at September 30, 2012. Cash was used during the fourth quarter for $41.6 million in dividends paid to stockholders, $0.6 million for costs associated with transactions involving the 10% Senior Secured Notes, $6.8 million in interest payments, $6.6 million for capital expenditures and $3.7 million used for working capital offset, in part, by $11.1 million of Adjusted EBITDA and $5.4 million of proceeds related to the sale of Australia. PTGi’s long-term debt, including current obligations, as of December 31, 2012 was $127.8 million, down from $249.3 million as of December 31, 2011 due to the repurchase of 10% Senior Secured Notes and the elimination of capital leases for the sold Australia segment, partially offset by the exchange of a portion of our 10% Senior Secured Notes for new 10% Senior Secured Exchange Notes.

Capital expenditures were $6.6 million in the fourth quarter of 2012 compared to $8.7 million in the fourth quarter of 2011. Excluding discontinued operations, capital expenditures were $6.6 million and $6.3 million in the fourth quarter of 2012 and 2011, respectively.

Free Cash Flow in the fourth quarter of 2012 was a negative $6.9 million compared to a positive $8.2 million in the fourth quarter of 2011. Net cash used in operating activities was $0.3 million in the fourth quarter of 2012 compared to $16.9 million provided in the fourth quarter of 2011. The primary contributors to the decrease in free cash flow over the prior year quarter were a $15.6 million decrease in Adjusted EBITDA from discontinued operations (primarily Australia) and a $2.6 million decrease in working capital, partially offset by a $2.1 million decrease in capital expenditures, a $0.6 million decrease in interest paid and a $0.4 million increase in Adjusted EBITDA from continuing operations. PTGi defines Free Cash Flow as net cash provided by operating activities less cash used in the purchase of property and equipment.

Jim Keeley, Chief Financial Officer, stated, “PTGi ended the year with $23 million in cash after repurchasing $119 million of debt and paying $55 million in dividends. During the second half of the year, we reduced our corporate expense annual run rate from approximately $14 million in the first quarter 2012 to approximately $8 million at year-end and expect the number to continue to decrease in 2013. We will focus our near-term capital expenditures on enhancing our data center assets, particularly in Edmonton, and expect our 2013 capital program, given current projects, to be at or below 2012’s level.”

Conference Call

The Company will hold a conference call on Thursday, March 14, 2013 at 8:30 AM ET. To access the call, please dial 866-305-6438 (toll free) or 706-679-7161 approximately 10 minutes prior to the start of the conference call. The conference call will also be broadcast live over the Internet with an accompanying slide presentation, which can be accessed via the Investor Relations section of PTGi’s web site at www.ptgi.com. The webcast and slide presentation will be available for replay for 90 days at www.ptgi.com.

A telephonic replay of this conference call will also be available by dialing 855-859-2056 (toll free) or 404-537-3406 (access code: 10107542) from 11:30 AM ET on March 14, 2013 until midnight ET on March 21, 2013.

About PTGi

PTGi (Primus Telecommunications Group, Incorporated) is a leading provider of advanced communication solutions, including, traditional and IP voice, data, mobile services, broadband Internet, colocation, hosting, and outsourced managed services to business and residential customers in the United States and Canada. PTGi is also one of the leading international wholesale service providers to fixed and mobile network operators worldwide. PTGi owns and operates its own global network of next-generation IP soft switches, media gateways, hosted IP/SIP platforms, broadband infrastructure, fiber capacity, and data centers located in Canada. Founded in 1994, PTGi is headquartered in McLean, Virginia.

Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures as defined under SEC regulations, which include Adjusted EBITDA, Normalized Adjusted EBITDA and Free Cash Flow. As such, they should not be considered as substitutes for the most directly comparable GAAP measures and should not be used in isolation, but in conjunction with these GAAP measures. Definitions and reconciliations between non-GAAP measures and relevant GAAP measures are set forth in the tables at the end of this press release and will be on PTGi’s website at investors.ptgi.com simultaneous with the conference call. Additional information regarding the purpose and use for these non-GAAP financial measures is set forth in our Form 8-K disclosing this press release.

Cautionary Statement Regarding Forward Looking Statements

This press release contains or incorporates a number of “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations, and are not strictly historical statements. In some cases, you can identify forward-looking statements by terminology such as “if,” “may,” “should,” “believe,” “anticipate,” “future,” “forward,” “potential,” “estimate,” “opportunity,” “goal,” “objective,” “growth,” “outcome,” “could,” “expect,” “intend,” “plan,” “strategy,” “provide,” “commitment,” “result,” “seek,” “pursue,” “ongoing,” “include” or in the negative of such terms or comparable terminology. These forward-looking statements inherently involve certain risks and uncertainties and are not guarantees of performance, results, or the creation of shareholder value, although they are based on our current plans or assessments which we believe to be reasonable as of the date hereof. Factors or risks that could cause our actual results to differ materially from the results we anticipate include, but are not limited to: (i) continuing uncertain global economic conditions; (ii) significant changes in the competitive environment, including as a result of industry consolidation, and the effect of competition in our markets, including our pricing policies; (iii) uncertainties from our announcement of our exploration and evaluation of strategic alternatives that may enhance shareholder value or our ability to complete any transactions arising out of that evaluation, including the pursuit of a divestiture of the International Carrier Services business unit; (iv) our possible inability to generate sufficient liquidity, margins, earnings per share, cash flow and working capital; (v) our ability to attract and retain customers; (vi) our expectations regarding increased competition, pricing pressures and declining usage patterns in our traditional products; (vii) the effectiveness and profitability of our growth products and bundled service offerings, the pace and cost of customer migration onto our networks, and the successful network platform migration to reduce costs and increase efficiencies; (viii) volatility in the volume and mix of trading activity on the Arbinet Exchange; (ix) strengthening of the U.S. dollar against foreign currencies, which may reduce the amount of U.S. dollars generated from foreign operating subsidiaries and adversely affect our ability to service our significant debt obligations and pay corporate expenses; (x) our compliance with complex laws and regulations in the U.S. and internationally; (xi) further changes in the telecommunications industry or the Internet industry, including rapid technological, regulatory and pricing changes in our principal markets; (xii) our liquidity and possible inability to service our substantial indebtedness; (xiii) an occurrence of a default or event of default under our indentures; (xiv) our expectations regarding the timing, extent and effectiveness of our cost reduction initiatives and management’s ability to moderate or control discretionary spending; (xv) management’s plans, goals, forecasts, expectations, guidance, objectives, strategies, and timing for future operations, acquisitions, synergies, asset dispositions, fixed asset and goodwill impairment charges, tax and withholding expense, selling, general and administrative expenses, product plans, performance and results; (xvi) management’s assessment of market factors and competitive developments, including pricing actions and regulatory rulings; (xvii) our possible inability to raise additional capital when needed, on attractive terms, or at all; and (xviii) our possible inability to hire and retain qualified executive management, sales, technical and other personnel. Many of these factors and risks are more fully described in our annual report, quarterly reports or other filings with the Securities and Exchange Commission, which are available through our website at www.ptgi.com. Other unknown or unpredictable factors could also affect our business, financial condition and results. Although we believe that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that any of the estimated or projected results will be realized. You should not place undue reliance on these forward-looking statements, which apply only as of the date hereof. Subsequent events and developments may cause our views to change. While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so.

Investor Contact:

PTGi

Richard Ramlall, SVP Corporate Development and Chief Communications Officer

703-748-8050

ir@ptgi.com

Lippert/Heilshorn & Assoc., Inc.

Carolyn Capaccio

212-838-3777

ccapaccio@lhai.com

(Tables follow)

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATED CONDENSED BALANCE SHEET

(in thousands, except share amounts)

(unaudited)

December 31, 2012

Cash and cash equivalents	$23,197
Accounts receivable, net	17,871
Prepaid expenses and other current assets	5,792
Assets held for sale	40,066

TOTAL CURRENT ASSETS	86,926

Restricted cash	848
Property and equipment, net	65,315
Goodwill	60,744
Other intangible assets, net	63,024
Other assets	24,333

TOTAL ASSETS	$301,190

Accounts payable	$12,218
Accrued interconnection costs	2,992
Deferred revenue	8,821
Accrued expenses and other current liabilities	20,565
Accrued income taxes	7,741
Accrued interest	1,716
Current portion of long-term obligations	66
Liabilities held for sale	24,304

TOTAL CURRENT LIABILITIES	78,423

Long-term obligations	127,046
Deferred tax liability	11,367
Contingent value rights	14,904
Other liabilities	947

TOTAL LIABILITIES	232,687

Total stockholders’ equity	68,503

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$301,190

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31, 2012	Three Months Ended September 30, 2012	Three Months Ended December 31, 2011	Year Ended December 31, 2012	Year Ended December 31, 2011

NET REVENUE	$63,253	$63,911	$69,886	$260,554	$291,386

OPERATING EXPENSES
Cost of revenue (exclusive of depreciation included below)	27,957	31,511	33,676	125,263	143,347
Selling, general and administrative	24,345	23,260	26,617	102,760	110,711
Depreciation and amortization	8,079	7,517	8,467	31,023	35,371
(Gain) loss on sale or disposal of assets	(3)	131	(12,999)	171	(12,948)
Asset impairment expense	10,000	—	—	10,000	—

Total operating expenses	70,378	62,419	55,761	269,217	276,481

INCOME (LOSS) FROM OPERATIONS	(7,125)	1,492	14,125	(8,663)	14,905

INTEREST EXPENSE	(3,836)	(6,325)	(6,757)	(23,934)	(30,811)
ACCRETION (AMORTIZATION) ON DEBT PREMIUM/DISCOUNT, net	(31)	(55)	(55)	(201)	(213)
GAIN (LOSS) ON EARLY EXTINGUISHMENT OR RESTRUCTURING OF DEBT	(599)	(21,083)	(493)	(21,682)	(7,346)
GAIN (LOSS) FROM CONTINGENT VALUE RIGHTS VALUATION	6,208	235	(4,177)	1,292	2,902
INTEREST AND OTHER INCOME (EXPENSE), net	(34)	(26)	(532)	86	1,265
FOREIGN CURRENCY TRANSACTION GAIN (LOSS)	(494)	2,834	368	2,739	(2,426)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE REORGANIZATION ITEMS AND INCOME TAXES	(5,911)	(22,928)	2,479	(50,363)	(21,724)

REORGANIZATION ITEMS, net	—	—	—	—	—

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(5,911)	(22,928)	2,479	(50,363)	(21,724)
INCOME TAX BENEFIT (EXPENSE)	3,777	43	(1,907)	4,518	(1,282)

INCOME (LOSS) FROM CONTINUING OPERATIONS	(2,134)	(22,885)	572	(45,845)	(23,006)

INCOME (LOSS) FROM DISCONTINUED OPERATIONS, net of tax	(2,542)	(2,459)	7,367	(20,551)	(5,482)
GAIN (LOSS) FROM SALE OF DISCONTINUED OPERATIONS, net of tax	(4,401)	—	(4,781)	94,265	(4,781)

NET INCOME (LOSS)	(9,077)	(25,344)	3,158	27,869	(33,269)
Less: Net (income) loss attributable to the noncontrolling interest	—	307	(6,281)	18	(5,461)

NET INCOME (LOSS) ATTRIBUTABLE TO PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED	$(9,077)	$(25,037)	$(3,123)	$27,887	$(38,730)

BASIC INCOME (LOSS) PER COMMON SHARE:
Income (loss) from continuing operations attributable to Primus Telecommunications Group, Incorporated	$(0.15)	$(1.63)	$(0.42)	$(3.31)	$(2.19)
Income (loss) from discontinued operations	(0.18)	(0.18)	0.54	(1.48)	(0.42)
Gain (loss) from sale of discontinued operations	(0.32)	—	(0.35)	6.81	(0.37)

Net income (loss) attributable to Primus Telecommunications Group, Incorporated	$(0.65)	$(1.81)	$(0.23)	$2.02	$(2.98)

DILUTED LOSS PER COMMON SHARE:
Income (loss) from continuing operations attributable to Primus Telecommunications Group, Incorporated	$(0.15)	$(1.63)	$(0.42)	$(3.31)	$(2.19)
Income (loss) from discontinued operations	(0.18)	(0.18)	0.54	(1.48)	(0.42)
Gain (loss) from sale of discontinued operations	(0.32)	—	(0.35)	6.81	(0.37)

Net income (loss) attributable to Primus Telecommunications Group, Incorporated	$(0.65)	$(1.81)	$(0.23)	$2.02	$(2.98)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	13,901	13,890	13,697	13,844	12,994

DILUTED	13,901	13,890	13,697	13,844	12,994

DIVIDENDS DECLARED PER BASIC WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	$3.05	$—	$—	$4.09	$—

AMOUNTS ATTRIBUTABLE TO COMMON SHAREHOLDERS OF PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
Income (loss) from continuing operations, net of tax	$(2,134)	$(22,578)	$(5,709)	$(45,827)	$(28,467)
Income (loss) from discontinued operations	(2,542)	(2,459)	7,367	(20,551)	(5,482)
Gain (loss) from sale of discontinued operations	(4,401)	—	(4,781)	94,265	(4,781)

Net income (loss)	$(9,077)	$(25,037)	$(3,123)	$27,887	$(38,730)

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

TO ADJUSTED EBITDA AND NORMALIZED ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three Months Ended December 31, 2012	Three Months Ended September 30, 2012	Three Months Ended December 31, 2011	Year Ended December 31, 2012	Year Ended December 31, 2011
NET INCOME (LOSS) ATTRIBUTABLE TO PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED	$(9,077)	$(25,037)	$(3,123)	$27,887	$(38,730)
Share-based compensation expense	176	962	1,124	5,194	5,218
Depreciation and amortization	8,079	7,517	8,467	31,023	35,371
(Gain) loss on sale or disposal of assets	(3)	131	(12,999)	171	(12,948)
Asset impairment expense	10,000	—	—	10,000	—
Interest expense	3,836	6,325	6,757	23,934	30,811
Amortization (accretion) on debt premium/discount, net	31	55	55	201	213
(Gain) loss on early extinguishment or restructuring of debt	599	21,083	493	21,682	7,346
Interest and other (income) expense	34	26	532	(86)	(1,265)
(Gain) loss from Contingent Value Rights valuation	(6,208)	(235)	4,177	(1,292)	(2,902)
Foreign currency transaction (gain) loss	494	(2,834)	(368)	(2,739)	2,426
Income tax (benefit) expense	(3,777)	(43)	1,907	(4,518)	1,282
Income (expense) attributable to the non-controlling interest	—	(307)	6,281	(18)	5,461
(Income) loss from discontinued operations, net of tax	2,542	2,459	(7,367)	20,551	5,482
(Gain) loss from sale of discontinued operations, net of tax	4,401	—	4,781	(94,265)	4,781

ADJUSTED EBITDA	$11,127	$10,102	$10,717	$37,725	$42,546
Severance, integration and other non-recurring items	523	1,024	434	5,782	733

NORMALIZED ADJUSTED EBITDA	$11,650	$11,126	$11,151	$43,507	$43,279

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

RECONCILIATION OF NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES

TO FREE CASH FLOW

(in thousands)

(unaudited)

	Three Months Ended December 31, 2012	Three Months Ended September 30, 2012	Three Months Ended December 31, 2011	Year Ended December 31, 2012	Year Ended December 31, 2011

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$(285)	$7,675	$16,934	$23,569	$42,932
Net cash used in purchase of property and equipment	(6,612)	(6,408)	(8,744)	(31,747)	(31,533)

FREE CASH FLOW	$(6,897)	$1,267	$8,190	$(8,178)	$11,399

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS

TO ADJUSTED EBITDA AND NORMALIZED ADJUSTED EBITDA AND NORMALIZED ADJUSTED EBITDA LESS CAPEX

(in thousands)

(unaudited)

BLACKIRON Data	Three Months Ended December 31, 2012	Three Months Ended December 31, 2011

INCOME (LOSS) FROM OPERATIONS	$1,379	$1,598
Depreciation and amortization	1,758	1,569

ADJUSTED EBITDA	$3,137	$3,167
Severance and other non-recurring costs	176	—

NORMALIZED ADJUSTED EBITDA	$3,313	$3,167
Net cash used in purchase of property and equipment (“Capex”) for continuing operations	(4,415)	(3,885)

NORMALIZED ADJUSTED EBITDA Less Capex	$(1,102)	$(718)

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS

TO ADJUSTED EBITDA AND NORMALIZED ADJUSTED EBITDA AND NORMALIZED ADJUSTED EBITDA LESS CAPEX

(in thousands)

(unaudited)

North America Telecom	Three Months Ended December 31, 2012	Three Months Ended December 31, 2011

INCOME (LOSS) FROM OPERATIONS	$7,080	$18,469
Depreciation and amortization	6,320	6,895
(Gain) loss on sale or disposal of assets	(4)	(13,105)

ADJUSTED EBITDA	$13,396	$12,259
Severance and other non-recurring costs	(2,598)	(1,091)

NORMALIZED ADJUSTED EBITDA	$10,798	$11,168
Net cash used in purchase of property and equipment (“Capex”) for continuing operations	(2,199)	(2,357)

NORMALIZED ADJUSTED EBITDA Less Capex	$8,599	$8,811